Exhibit 3.(i)(b)

FILED # C587400-2000
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MAR 17 2000      CERTIFICATE AMENDING ARTICLES OF INCORPORATION
IN THE OFFICE OF
/s/ "Dean Heller"                    OF
DEAH HELLER,
SECRETARY OF STATE
                                 V G TECH, INC.


     The undersigned, being all the Incorporators of V G Tech, Inc., a Nevada Corporation, hereby certify that, there being no stock issued, it was agreed that this Certificate Amending Articles of Incorporation be filed.

     The undersigned certifies that the original Articles of Incorporation of V G Tech, Inc. were filed with the Secretary of State of Nevada on March 2, 2000. The undersigned further certifies that Article III of the original Articles of Incorporation herein is amended to read as follows:

                                   ARTICLE III

The number of shares the corporation is authorized to issue is twenty-five million (25,000,000) shares with a par value of one-tenth of a cent ($0.001) per share.



                              /s/  Daniel A. Kramer

                                  Incorporator